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                                  EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-85398 of Good Guys, Inc. on Form S-3 of our report dated May 17, 2002 (May 22, 2002 as to the second paragraph of Note 4), appearing in the Annual Report on Form 10-K of Good Guys, Inc., as amended by the Company's Form 10-K/A dated June 10, 2002, for the fiscal year ended February 28, 2002 and to the reference to us under the heading "Experts" in this Registration Statement.


DELOITTE & TOUCHE LLP


San Francisco, California
June 10, 2002